SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                   ________________________________________________

                                    ANNUAL REPORT

                                          ON

                                      FORM 10-K

                                       FOR THE

                                  FISCAL YEAR ENDED

                                    JUNE 30, 1994

                   ________________________________________________


                        ALLEGHENY & WESTERN ENERGY CORPORATION

                                _____________________

                                       EXHIBITS
                                _____________________


                                    Exhibit Index

          Exhibit
          Number   Exhibit                                    Reference

          3.1      Articles of Incorporation of Allegheny     Incorporated
                   and Western Energy Corporation dated       by reference
                   June 4, 1984.                              to Exhibit D
                                                              to Form 8-K
                                                              dated July 3,
                                                              1984.

          3.2 Amendment to Articles of Incorporation Incorporated of Allegheny & Western Energy Corporation, reference to
                   dated August 2, 1990.                      Exhibit 3.2
                                                              to Form 10-K
                                                              for the year
                                                              ended June
                                                              30, 1990.

          3.3      Bylaws of Allegheny & Western Energy       Filed
                   Corporation                                herewith

          10.1     Appalachian Basin Pipeline Agreement.      Incorporated
                                                              by reference
                                                              to Exhibit
                                                              10.1.2 to
                                                              Amendment
                                                              No.1 to Form
                                                              S-1
                                                              Registration
                                                              Statement No.
                                                              2-71252.

          10.2     Columbia Gas Transmission Corporation      Incorporated
                   Gas Purchase Contract containing typical   by reference
                   "take or pay" contract provisions.         to Exhibit
                                                              10.4 to Form
                                                              S-1
                                                              Registration
                                                              Statement No.
                                                              2-71252.

          10.3 Revolving Credit and Term Loan Agreement, Incorporated dated as of June 13, 1989, between the by reference
                   registrant and the First National Bank     to Exhibit
                   of Boston.                                 10.3 to Form
                                                              10-K for the
                                                              year ended
                                                              June 30,
                                                              1989.

          10.4     Revolving Credit and Term Loan Agreement,  Incorporated
                   dated as of June 13, 1989, between         by reference
                   Mountaineer Gas Company and the First      to Exhibit
                   National Bank of Boston.                   10.5 to Form
                                                              10-K for the
                                                              year ended
                                                              June 30,
                                                              1989.


          10.5     Note Agreement, dated June 30, 1987,       Incorporated
                   between Mountaineer and Connecticut        by reference
                   General Life Insurance Company, Horace     to Exhibit
                   Mann Life Insurance Company, INA Life 10.5 to Form Insurance Company of New York and Life 10-K for the
                   Insurance Company of North America.        year ended
                                                              June 30,
                                                              1990.

          10.6 Participation Agreement, dated March 8, Incorporated 1990, among TEX-HEX Corporation, Louran by reference
                   Oil & Gas, Inc., AHI Drilling, Inc.,       to Exhibit
                   SHIGO, Inc., Rush Moody, Jr., Peter W. 10.6 to Form Stevens, John Bielun, Andrew R. Fair, 10-K for the
                   Jonathan Conrad and Richard Grant.         year ended
                                                              June 30,
                                                              1990.

          10.7     Credit Agreement, dated September 24,      Incorporated
                   24, 1990, among Allegheny & Western        by reference
                   Energy Corporation, Pittsburgh National    to Exhibit
                   Bank, and One Valley Bank, N.A. and        10.7 to Form
                   Pittsburgh National Bank as Agent.         10-K for the
                                                              year ended
                                                              June 30,
                                                              1990.

          10.8     1987 Stock Option Plan (including form     Incorporated
                   of Stock Option Agreement).                by reference
                                                              to Exhibit
                                                              10.8 to Form
                                                              10-K for the
                                                              year ended
                                                              June 30,
                                                              1990.

          10.9     Credit Agreement, dated June 27, 1991,     Incorporated
                   between Mountaineer Gas Company and        by reference
                   Pittsburgh National Bank.                  to Exhibit
                                                              10.9 to Form
                                                              10-K for the
                                                              year ended
                                                              June 30,
                                                              1991.

          10.10    Credit Agreement, dated June 27, 1991,     Incorporated
                   between Mountaineer Gas Company and        by reference
                   Pittsburgh National Bank.                  to Exhibit
                                                              10.10 to Form
                                                              10-K for the
                                                              year ended
                                                              June 30,
                                                              1991.

          10.11    Agreements for Gas Purchase and Transpor-  Incorporated
                   tation Service between Mountaineer Gas     by reference
                   Company and Columbia Gas Transmission      to Exhibit
                   Corp.                                      10.11 to Form
                                                              10-K for the
                                                              year ended


                                                              June 30,
                                                              1991.

          10.12    Second Amendment, dated October 31, 1991,  Incorporated
                   to Credit Agreement, dated September 21,   by reference
                   1990 among Allegheny & Western Energy      to Exhibit
                   Corporation, Pittsburgh National Bank and  10.12 to Form
                   One Valley Bank, N.A. and Pittsburgh       10-Q for the
                   National Bank as agent. National Bank as   quarter ended
                   agent.                                     September 30,
                                                              1991.

          10.13    Third Amendment dated November 30, 1991,   Incorporated
                   to Credit Agreement, dated September 24,   by reference
                   1990, among Allegheny & Western Energy     to Exhibit
                   Corporation, Pittsburgh National Bank      10.13 to Form
                   and One Valley Bank, N.A. and Pittsburgh   10-Q for the
                   National Bank as agent.                    quarter ended
                                                              December 31,
                                                              1991.


          10.14    Note Purchase Agreement, dated July 15,    Incorporated
                   1992, between Mountaineer Gas Company and by reference Teachers Insurance and Annuity Association to Exhibit
                   of America.                                10.14 to Form
                                                              10-K for the
                                                              year ended
                                                              June 30,
                                                              1992.

          10.15    Employment Agreement, dated June 13, 1990  Incorporated
                   between Mr. Grant and Mountaineer Gas      by reference
                   Company.                                   to Exhibit
                                                              10.15 to Form
                                                              10-K for the
                                                              year ended
                                                              June 30,
                                                              1992.

          10.16    Employment Agreement, dated June 13, 1990  Incorporated
                   between Mr. Fletcher and Mountaineer       by reference
                   Gas Company.                               to Exhibit
                                                              10.16 to Form
                                                              10-K for the
                                                              year ended
                                                              June 30,
                                                              1992.

          10.17    Consulting Agreement, dated March 1, 1992  Incorporated
                   between Mr. Lindley and the Company.       by reference
                                                              to Exhibit
                                                              10.17 to Form
                                                              10-K for the
                                                              year ended
                                                              June 30,
                                                              1992.

          10.18    Fourth Amendment, dated October 31, 1992,  Incorporated
                   to Credit Agreement, dated September 24,   by reference


                   1990, among Allegheny & Western Energy     to Exhibit
                   Corporation, Pittsburgh National Bank and  10.18 to Form
                   One Valley Bank, N.A. and Pittsburgh       10-Q for the
                   National Bank as agent.                    quarter ended
                                                              March 31,
                                                              1993.

          10.19    Fifth Amendment, dated November 30, 1992,  Incorporated
                   to Credit Agreement dated September 24,    by reference
                   1990, among Allegheny & Western Energy     to Exhibit
                   and One Valley Bank, N.A. and Pittsburgh   10-Q for the
                   National Bank as agent.                    quarter ended
                                                              March 31,
                                                              1993.

          10.20    Purchase and Sales Agreement, dated        Incorporated
                   July 21, 1992 among Hallwood Energy        by reference
                   Partners, L.P. et. al and Mountaineer      to Exhibit
                   Gas Company.                               10.20 to Form
                                                              10-Q for the
                                                              quarter ended
                                                              March 31,
                                                              1993.

          10.21    Sixth Amendment, dated September 28,       Incorporated
                   1993, to Credit Agreement, dated           by reference
                   September 24, 1990, among Allegheny        to Exhibit
                   and Western Energy Corporation,            10.21 to Form
                   Pittsburgh National Bank and One           10-Q for the
                   Valley Bank, N.A. and Pittsburgh           quarter ended
                   National Bank as agent.                    September 30,
                                                              1993.

          10.22    Seventh Amendment, dated October 31,       Incorporated
                   1993, to Credit Agreement, dated           by reference
                   September 24, 1990, among Allegheny        to Exhibit
                   and Western Energy Corporation,            10.22 to Form
                   Pittsburgh National Bank and One           10-Q for the
                   Valley Bank, N.A. and Pittsburgh           quarter ended
                   National Bank as agent.                    December  31,
                                                              1993.

          10.23    Employment Agreements with Richard         Incorporated
                   L. Grant, Michael S. Fletcher and W.       by reference
                   Merwyn Pittman, individually.              to Exhibit
                                                              10.23 to Form
                                                              10-Q for the
                                                              quarter ended
                                                              December 31,
                                                              1993.

          10.24    Supplemental Retirement Benefit Plan       Incorporated
                   Agreements between John G. McMillian,      by reference
                   Richard L. Grant, Michael S. Fletcher      to Exhibit
                   and W. Merwyn Pittman, individually, and   10.24 to Form
                   Allegheny & Western Energy Corporation.    10-Q for the
                                                              quarter ended
                                                              December 31,
                                                              1993.


          21.1     Subsidiaries of the Company.               Filed
                                                              herewith

          27.1     Financial Data Schedule                    Filed
                                                              herewith


          EXHIBIT
          NUMBER        DESCRIPTION

          3.3           Bylaws of Allegheny & Western Energy Corporation

                                 AMENDED AND RESTATED

                                        BYLAWS

                                          OF

                        ALLEGHENY & WESTERN ENERGY CORPORATION




                                 Article I. Offices.



                     The principal office of the Corporation shall be

           located at 300 Capitol Street, Suite 1600, the City of

          Charleston, County of Kanawha, and the State of West Virginia.

          The Corporation may have such other offices, either within or without the State of West Virginia, as the board of directors may designate or as the business of the Corporation may require from time to time.


                              Article II.  Shareholders.


                     Section 1.  Annual Meeting.  The annual meeting of the

          shareholders shall be held on the second Thursday in the month of

          December, in each year, beginning with the year 1993, at 9:30

          A.M., or such other date and/or time as may be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.


                     Section 2.  Special Meetings.  Special meetings of the

          shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the board of directors, and shall be called by the president at the request of the holders of not less than l0% of all the outstanding shares of the Corporation entitled to vote at the meeting.


                     Section 3.  Place of Meeting.  The board of directors

          may designate any place, either within or without the State of

          West Virginia, as the place of meeting for any annual meeting or for any special meeting called by the board of directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the

          State of West Virginia, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of West Virginia.


                     Section 4.  Notice of Meeting.   Written or printed

          notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when

          deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the

          Corporation, with postage thereon prepaid.


                     Section 5.  Closing of Transfer Books or Fixing of

          Record Date.  For the purpose of determining shareholders

          entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such

          determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or

          shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of

          shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


                     Section 6.  Voting Record.  The officer or agent

          having charge of the stock transfer books for shares of the

          Corporation shall make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the office of the Corporation and shall be subject to

          inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the

          inspection of any shareholder during the whole time of the meeting.  The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.


                     Section 7.  Quorum.  A majority of the outstanding

          shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of

          shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so

          represented may adjourn the meeting from time to time without further notice.  At any reconvening of such previously adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough

          shareholders to leave less than a quorum.


                     Section 8.  Proxies.  At all meetings of shareholders,

          a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.


                     Section 9.  Voting of Shares.   Subject to the

          provisions of Section 11 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.


                     Section 10.  Voting of Shares by Certain Holders.

          Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such other Corporation may prescribe or, in the absence of such provision, as the board of directors of such other

          Corporation may determine.

                     Shares held by an administrator, executor, guardian,

          committee, curator, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

                     Shares standing in the name of a receiver may be voted

          by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was

          appointed.

                     A shareholder whose shares are pledged shall be

          entitled to vote such shares until the shares have been

          transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                     On and after the date on which written notice of

          redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable

          instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.


                     Section 11.  Cumulative Voting.  At each election for

          directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.


                     Section 12.  Meeting by Electronic Communication.  One

          or more shareholders may participate in a meeting of the

          shareholders by means of conference telephone or similar

          electronic communications equipment by means of which all persons participating in the meeting can hear each other.  Whenever a vote of the shareholders is required or permitted in connection with any corporate action this vote may be taken orally during this conference.  The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the shareholders at a meeting of shareholders if the agreement is reduced to writing and approved by the shareholders at the next regular meeting of the shareholders after the

          conference.


                     Section 13.  Informal Action. Whenever the vote of

          shareholders or members at a meeting thereof is required or permitted to be taken in connection with any corporate action,

          the meeting and vote of the shareholders or members may be dispensed with if all of the shareholders or members who would have been entitled to vote upon the action agree in writing to the corporate action being taken.  The agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all shareholders or members entitled to vote at a meeting of the shareholders or members duly called and legally held.


                          Article III.  Board of Directors.


                     Section 1.  General Powers.  The business and affairs

          of the Corporation shall be managed by its board of directors.



                     Section 2.  Number, Election, Tenure and Quali-

          fications.  The number of directors of the Corporation shall be seven (7) or such other number not to exceed fourteen (14) as the board of directors may establish by resolution.  The director or directors shall hold office until the next annual meeting of shareholders and until his or their successor or successors has or shall have been elected and qualified.  Directors need not be residents of the State of West Virginia or a shareholder of the

          Corporation.

                     Section 3.  Regular Meetings.  A regular meeting of

          the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders.  The board of directors may provide, by resolution, the time and place, either within or without the State of West Virginia for the holding of additional regular meetings without other notice than such resolution.


                     Section 4.  Special Meetings.  Special meetings of the

          board of directors may be held at any time by the call of the president or any two (2) directors.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of West

          Virginia, as the place for holding any special meeting of the board of directors called by them.


                     Section 5. Notice.  Notice of any special meeting

          shall be given by written notice delivered personally, by mail,

          or by telegram to each director at his business address as appearing in the records of the Corporation.  Notice shall be deemed to be delivered when received at the address of the director and must be given at least two (2) days prior to the meeting.  The presence of any director at a meeting shall

          constitute a waiver of notice of such meeting as to that

          director, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting except that such notice must set forth the nature of the business intended to be transacted if such business is (a) amending the bylaws or

          (b) authorizing the sale of all or substantially all of the assets of the Corporation.


                     Section 6.  Quorum.  A majority of the number of

          directors fixed by Section 2 of this Article III shall constitute a quorum of the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.


                     Section 7.  Manner of Acting.  The act of the majority

          of the directors present at a meeting at which a quorum is present shall be the act of the board of directors; provided,

          however, that in the event any matter should come before the board of directors as to which one of the directors has or may have a conflict of interest, said director shall abstain from voting thereon, and the remaining director or directors, as the case may be, shall have full and complete authority to consider and vote upon such matter, and such vote shall be binding upon the Corporation.


                     Section 8.  Vacancies.  Any vacancy occurring in the

          board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of

          directors at their regular meeting or at a special meeting called for that purpose, for a term of office continuing only until the next election of directors.


                     Section 9.  Compensation.  By resolution of the board

          of directors, the directors may be paid their expenses, if any,

          of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                     Section 10.  Presumption of Assent.  A director of the

          Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be

          presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting.

          Such right to dissent shall not apply to a director who voted in favor of such action.


                     Section 11.  Meeting by Electronic Communication.  One

          or more directors may participate in a meeting of the directors by means of conference telephone or similar electronic

          communications equipment by means of which all persons

          participating in the meeting can hear each other.  Whenever a vote of the directors is required or permitted in connection with any corporate action this vote may be taken orally during this conference. The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the directors at a meeting of directors if the agreement is reduced to writing and approved by the directors at the next regular meeting of the directors after the conference.


                     Section 12.  Informal Action.  Whenever the vote of

          directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the directors may be dispensed with if all the directors agree in writing to the corporate action being taken.  The agreement shall have like effect and validity as though the actions were duly taken by the unanimous action of all directors at a meeting of the directors duly called and legally held.


                               Article IV. Committees.


                     Section 1.  Executive Committee.   The board of

          directors may, in its discretion, by resolution adopted by a majority of the whole board, constitute a general executive committee for the board, appoint the members thereof, who shall be board members, and specify its authority and responsibility.

          Members of said committee shall serve at the pleasure of the board.  The executive committee shall have such powers and shall perform such duties as the board may delegate to it in writing from time to time, including the immediate oversight and

          management of the business affairs of the Corporation, except that the committee shall have no power to declare dividends or to adopt, amend, or repeal the bylaws of the Corporation.

                     The executive committee shall be organized and shall

          perform its functions as directed by the board and shall report periodically to the board. The committee shall act by a majority of the members thereof, and any action duly taken by the executive committee within the course and scope of its authority shall be binding on the Corporation.

                     The executive committee may be abolished at any time

          by the vote of a majority of the board of directors at any meeting of the board, and during the course of the committee's existence, the membership thereof may be increased or decreased and the authority and duties of the committee changed by the board of directors as it may deem appropriate.

                The Chairman of the Executive Committee shall be appointed from time to time by the Board of Directors, and the Secretary of the Corporation shall act as Secretary thereof.  In the absence from any meeting of the Executive Committee of its Chairman, the

          President of the Corporation, if then present, shall act as

          Chairman of the meeting, and in the absence of the President, the

          Committee shall appoint a Chairman of the meeting.  In the absence from any meeting of the Executive Committee of its

          Secretary, the Executive Committee shall appoint a Secretary of the meeting.


                Section 2.  Other Committees.  The board of directors,

          at its discretion, may constitute and appoint special committees,

          in addition to the executive committee, to assist in the

          supervision, management, and control of the affairs of the

          Corporation, with responsibilities and powers appropriate to the nature of the several committees and as provided by the board of directors in the resolution of appointment or in subsequent resolutions and directives.  The membersof each committee so constituted and appointed by the board shall serve at the

          pleasure of the board of Directors.

                     In addition to such obligations and functions as may

          be expressly provided for by the board of directors, each

          committee so constituted and appointed by the board shall from time to time report to and advise the board on corporate affairs within its particular area of responsibility and interest.


                                Article V.  Officers.


                     Section 1.  Number.  The officers of the Corporation

          shall be President, Secretary, and Treasurer, each of whom shall be elected by the board of directors.  Such other officers and assistant officers, such as Vice President and Chairman of the

          Board, as may be deemed necessary, may be elected or appointed by the board of directors.  Any two or more offices may be held by the same person, except the offices of president and secretary.


                     Section 2.  Election and Term of Office.  The officers

          of the Corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon

          thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.


                     Section 3.  Removal.  Any officer or agent elected or

          appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the

          Corporation would be served thereby. Election or appointment of an officer or agent shall not of itself create contract rights.


                     Section 4.  Vacancies.   A vacancy in any office

          because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.


                     Section 5.  Chairman of the Board.  The chairman of

          the board shall preside at all meetings of the board of directors and of the shareholders at which he shall be present.  He shall have and may exercise such powers and perform such other duties as are, from time to time, assigned to him by the board and as may be provided by law.


                     Section 6.  President.   The president shall be the

          principal executive officer of the Corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the Corporation.

          He may sign, individually, or with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors, certificates for shares of the Corporation,

          any deeds, mortgages, bonds, contracts, or other instruments for the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the

          Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be

          prescribed by the board of directors from time to time.


                     Section 7.  The Secretary.  The secretary shall:

          (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;

          (c) be custodian of the corporate records and of the seal of the

          Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the

          Corporation under its seal, is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been

          authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the Corporation;

          and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.


                     Section 8.  The Treasurer.  The treasurer shall

          (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts and monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the

          Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article

          VI of these by-laws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.  If the board of directors do not appoint an individual Treasurer, either the President or the Secretary shall, at the board of directors discretion, perform the duties of Treasurer.


                     Section 9.  The Vice President.  If a vice president

          shall be elected by the board of directors, the vice president shall, in the absence of the president or in the event of the president's death, inability or refusal to act, perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the

          president.  The vice president may sign, with the secretary,

          certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.


                     Section 10.  Assistant Officers. The board of

          directors shall have the power, in its discretion, to appoint any qualified person to act as assistant to any officer of the

          Corporation.  Such assistant shall perform such duties as the board shall prescribe, including the performance of the duties of the principal officer when the incumbent is unable to act or it is impractical for him to act personally, subject to any

          restrictions on such authority as may be imposed by the board.

          The acts of such assistant officer, within the scope of his authority as delineated by the board, shall be the acts of the

          Corporation to the same extent as if done by the principal officer.


                     Section 11.  Salaries.  The salaries of the officers

          shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                 Article VI.  Contracts, Loans, Checks and Deposits.


                     Section 1.  Contracts.  The board of directors may

          authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                     Section 2.  Loans.   Loans shall be contracted on

          behalf of the Corporation and evidences of indebtedness shall be issued in its name in such manner as shall from time to time be determined by resolution of the board of directors.  Such

          authority may be general or confined to specific instances.


                     Section 3.  Checks, Drafts, etc.  All checks, drafts

          or other orders for the payment of money, notes or other

          evidences of indebtedness issued in the name of the Corporation,

          shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.


                Section 4.  Deposits.  All funds of the Corporation

          not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.


              Article VII.  Certificates for Shares and their Transfer.


                     Section 1.  Certificates for Shares.   Certificates

          representing shares of the Corporation shall be in such form as shall be determined by the board of directors.  Such certificates shall be signed by the president or a vice president and by the

          secretary.   All certificates for shares shall be consecutively
          numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former

          certificate for a like number of shares shall have been

          surrendered and cancelled, except that in case of a lost,

          destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the board of directors may prescribe.


                     Section 2.  Transfer of Shares.  Transfer of shares of

          the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the

          Corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


                              Article VIII.  Indemnity.


                     Each director and officer, or former director or

          officer of this Corporation, shall be indemnified against

          expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters in which he shall be adjudged, in such action, suit or proceeding, to be liable for willful misconduct in the

          performance of duty to the Corporation.  A conviction or judgment

          (whether based on a plea of guilty or its equivalent or after trial) in a criminal or civil proceeding shall not be deemed an adjudication of liability for willful misconduct in the

          performance of duty to the Corporation if such director or officer acted in good faith in what he considered to be the best interest of the Corporation and with no reasonable cause to believe that the action was illegal.  If in the judgment of the board of directors a settlement of any claim so arising is deemed in the best interests of the Corporation, any such director or officer shall be reimbursed for any amounts paid in effecting such settlement and reasonable expenses thereby incurred.

                To the extent available, the Corporation shall maintain

          directors and officers insurance coverage on each present and former director and officer of the Corporation for all acts and ommissions which are insurable.


                               Article IX.  Dividends.


                     The board of directors may from time to time declare,

          and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.


                                  Article X.  Seal.


                     The board of directors shall provide a corporate seal

          which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state and year of incorporation, and the words "Corporate Seal", but the board may adopt a different seal from time to time.


                            Article XI.  Waiver of Notice.


                     Whenever any notice is required to be given to any

          shareholder or director of the Corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or under the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice,

          whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                              Article XII.  Amendments.


                     These Bylaws may be altered, amended or repealed and

          new Bylaws may be adopted by the board of directors at any regular or special meeting of the board of directors, but any

          Bylaws or amendments to Bylaws made by the directors may be amended, altered or repealed by the board of directors or by a majority of the stockholders.